Exhibit 99.1

Insperity Announces First Quarter Results
HOUSTON – May 4, 2020 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the first quarter ended Mar. 31, 2020:

•	Q1 revenue increased 7% on worksite employee growth of 5.5%

•	Q1 diluted EPS and adjusted EPS of $1.58 and $1.70, respectively

•	Q1 net income and adjusted EBITDA of $62 million and $101 million, respectively
First Quarter Results
Revenues increased 7% over the first quarter of 2019 to $1.23 billion on a 5.5% increase in the average number of worksite employees (“WSEEs”) paid per month. This quarter’s growth reflected a higher than expected level of WSEEs paid from new sales coming off of the successful extension of our fall sales campaign, offset by lower growth in our client base.
“We are pleased with our solid first quarter results, but more importantly, our company-wide response to the COVID-19 pandemic in support of our small to medium size business clients. Small businesses, their employees and families have been deeply affected in every stage of this ongoing health and economic crisis. The Insperity mission of helping small businesses has never been more critical. We have and will continue to stand shoulder-to-shoulder helping businesses navigate these challenges and lead the recovery in the months ahead,” said Paul J. Sarvadi, Insperity chief executive officer and chairman. “Our outlook for the challenging year of 2020 reflects the relative strength and resiliency of our client base and our unique position in the marketplace. We will help our clients meet their objectives including taking care of their people and emerging from this crisis stronger than ever.”
Gross profit increased by 3.2% over the first quarter of 2019 to $234.0 million. The year over year comparison was impacted by a favorable benefit cost trend in Q1 of the prior year. However, we effectively managed overall gross profit for Q1 of this year above budgeted levels, as both benefits and workers’ compensation programs were favorable. Large healthcare claim activity continued to decline from the peak level we experienced during the second quarter of 2019 and the underlying claim cost trend was below our expectations. Operating expenses increased 5% over the first quarter of 2019, slightly below budgeted levels, as continued investments in our growth, including a 13% increase in the average number of trained Business Performance Advisors were partially offset by savings in other areas.
For the first quarter 2020, net income and diluted earnings per share (“EPS”) of $62 million and $1.58 represented decreases of 19% and 15%, respectively, compared to the first quarter of 2019. Adjusted EPS was $1.70, a 14% decrease from the first quarter of 2019, and included an increase in the effective tax rate from 12% in the first quarter of 2019 to 27% in the first quarter of 2020. Adjusted EBITDA remained consistent with the first quarter of 2019 at $101.3 million.
During the quarter, we repurchased a total of 878,000 shares at a cost of $61 million. We also paid $16 million in cash dividends under our regular dividend program and invested $16 million in capital expenditures.
“We expect our resilient business model to continue to generate strong cash flow in spite of the current economic environment associated with the COVID-19 pandemic,” said Douglas S. Sharp, Insperity senior vice president of finance, chief financial officer and treasurer. “We ended the quarter in a strong financial position with $167 million of adjusted cash and $130 million available under our $500 million credit facility.”
2020 Guidance
The company also announced its updated guidance for 2020, including the second quarter of 2020. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q2 2020			Full Year 2020

Average WSEEs paid	220,400	—	229,700	221,400	—	233,200
Year-over-year increase (decrease)	(5)%	—	(1)%	(6)%	—	(1)%

Adjusted EPS	$1.02	—	$1.29	$3.19	—	$3.86
Year-over-year increase (decrease)	23%	—	55%	(23)%	—	(7)%

Adjusted EBITDA (in millions)	$65	—	$79	$215	—	$250
Year-over-year increase (decrease)	15%	—	39%	(14)%	—	—
Definition of Key Metrics
Average WSEEs paid - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense and non-cash stock-based compensation.
Insperity will be hosting a conference call today at 5 p.m. ET to discuss these results, provide guidance for the second quarter and an update to the full year guidance, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 3074809. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 3074809. The webcast will be archived for one year.
About Insperity
Insperity, a trusted advisor to America’s best businesses for more than 34 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Traditional Payroll and Human Capital Management, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Expense Management, Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2019 revenues of $4.3 billion, Insperity operates in 83 offices throughout the United States. For more information, visit http://www.insperity.com.

Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:

•	adverse economic conditions;

•
impact of the COVID-19 pandemic, or other future pandemics, including the scope, severity and duration of the pandemic; government responses; regulatory developments; and the related disruptions and economic impact to our business and the small and medium-sized businesses that we serve;

•	regulatory and tax developments and possible adverse application of various federal, state and local regulations;

•	the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;

•	cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;

•	vulnerability to regional economic factors because of our geographic market concentration;

•
increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;

•	failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;

•	the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;

•	our liability for worksite employee payroll, payroll taxes and benefits costs;

•	our liability for disclosure of sensitive or private information;

•	our ability to integrate or realize expected returns on our acquisitions;

•	failure of our information technology systems;

•	an adverse final judgment or settlement of claims against Insperity; and

•	disruptions to our business resulting from the actions of certain stockholders.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION

Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	March 31, 2020	December 31, 2019

Assets
Cash and cash equivalents	$404,728	$367,342
Restricted cash	48,349	49,295
Marketable securities	19,508	34,728
Accounts receivable, net	520,745	465,779
Prepaid insurance	45,525	10,418
Other current assets	40,425	43,493
Income taxes receivable	—	3,691
Total current assets	1,079,280	974,746
Property and equipment, net	160,297	147,706
Right of use leased assets	58,461	56,886
Prepaid health insurance	9,000	9,000
Deposits	196,649	184,013
Goodwill and other intangible assets, net	12,711	12,714
Deferred income taxes, net	—	3,956
Other assets	6,010	5,975
Total assets	$1,522,408	$1,394,996

Liabilities and stockholders’ equity
Accounts payable	$6,240	$4,565
Payroll taxes and other payroll deductions payable	268,245	277,248
Accrued worksite employee payroll cost	436,764	401,859
Accrued health insurance costs	46,841	21,180
Accrued workers’ compensation costs	52,311	52,868
Accrued corporate payroll and commissions	21,610	52,612
Other accrued liabilities	51,729	58,713
Income taxes payable	4,718	—
Total current liabilities	888,458	869,045
Accrued workers’ compensation cost, net of current	197,633	193,609
Long-term debt	369,400	269,400
Operating lease liabilities, net of current	61,623	58,863
Deferred income taxes, net	8,604	—
Total noncurrent liabilities	637,260	521,872
Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	46,327	48,141
Treasury stock, at cost	(595,487)	(544,102)
Retained earnings	545,295	499,485
Total stockholders’ equity (deficit)	(3,310)	4,079
Total liabilities and stockholders’ equity (deficit)	$1,522,408	$1,394,996

SUMMARY FINANCIAL INFORMATION

Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2020	2019	Change
Operating results:
Revenues(1)	$1,229,483	$1,153,010	6.6%
Payroll taxes, benefits and workers’ compensation costs	995,461	926,293	7.5%
Gross profit	234,022	226,717	3.2%
Salaries, wages and payroll taxes	86,501	83,380	3.7%
Stock-based compensation	6,552	6,040	8.5%
Commissions	8,460	6,952	21.7%
Advertising	4,833	5,031	(3.9)%
General and administrative expenses	34,853	33,162	5.1%
Depreciation and amortization	7,602	6,691	13.6%
Total operating expenses	148,801	141,256	5.3%
Operating income	85,221	85,461	(0.3)%
Other income (expense):
Interest income	1,879	3,245	(42.1)%
Interest expense	(2,362)	(1,681)	40.5%
Income before income tax expense	84,738	87,025	(2.6)%
Income tax expense	22,646	10,736	110.9%
Net income	$62,092	$76,289	(18.6)%
Less distributed and undistributed earnings allocated to participating securities	(462)	(1,031)	(55.2)%
Net income allocated to common shares	$61,630	$75,258	(18.1)%

Net income per share of common stock
Basic	$1.59	$1.86	(14.5)%
Diluted	$1.58	$1.85	(14.6)%
 ____________________________________

(1)	Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended March 31,
(in thousands)	2020	2019

Gross billings	$7,436,754	$6,871,670
Less: WSEE payroll cost	6,207,271	5,718,660
Revenues	$1,229,483	$1,153,010

SUMMARY FINANCIAL INFORMATION

Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA
(Unaudited)

	Three Months Ended March 31,
	2020	2019	Change

Average WSEEs paid	238,014	225,525	5.5%
Statistical data (per WSEE per month):
Revenues(1)	$1,722	$1,704	1.1%
Gross profit	328	335	(2.1)%
Operating expenses	208	209	(0.5)%
Operating income	119	126	(5.6)%
Net income	87	113	(23.0)%
____________________________________

(1)	Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended March 31,
(per WSEE per month)	2020	2019
Gross billings	$10,415	$10,157
Less: WSEE payroll cost	8,693	8,453
Revenues	$1,722	$1,704

NON-GAAP FINANCIAL MEASURES

Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.
We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, and • depreciation and amortization expense.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock-based compensation.

Adjusted Net Income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Adjusted EPS	Represents diluted net income per share computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended March 31,
(in thousands, except per WSEE per month)	2020		2019
	$	WSEE	$	WSEE

Payroll cost	$6,207,271	$8,693	$5,718,660	$8,453
Less: Bonus payroll cost	1,050,968	1,472	990,578	1,465
Non-bonus payroll cost	$5,156,303	$7,221	$4,728,082	$6,988
% Change period over period	9.1%	3.3%	15.9%	0.6%

NON-GAAP FINANCIAL MEASURES

Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	March 31, 2020	December 31, 2019

Cash, cash equivalents and marketable securities	$424,236	$402,070
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	235,203	234,553
Client prepayments	22,143	59,612
Adjusted cash, cash equivalents and marketable securities	$166,890	$107,905
Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

	Three Months Ended March 31,
(in thousands, except per WSEE per month)	2020		2019
	$	WSEE	$	WSEE

Net income	$62,092	$87	$76,289	$113
Income tax expense	22,646	32	10,736	16
Interest expense	2,362	3	1,681	2
Depreciation and amortization	7,602	11	6,691	10
EBITDA	94,702	133	95,397	141
Stock-based compensation	6,552	9	6,040	9
Adjusted EBITDA	$101,254	$142	$101,437	$150
% Change period over period	(0.2)%	(5.3)%	21.0%	4.9%
Following is a reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended March 31,
(in thousands)	2020	2019

Net income	$62,092	$76,289
Non-GAAP adjustments:
Stock-based compensation	6,552	6,040
Total non-GAAP adjustments	6,552	6,040
Tax effect	(1,751)	(745)
Adjusted net income	$66,893	$81,584
% Change period over period	(18.0)%	37.0%

NON-GAAP FINANCIAL MEASURES

Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended March 31,
	2020	2019

Diluted EPS	$1.58	$1.85
Non-GAAP adjustments:
Stock-based compensation	0.17	0.15
Total non-GAAP adjustments	0.17	0.15
Tax effect	(0.05)	(0.02)
Adjusted EPS	$1.70	$1.98
% Change period over period	(14.1)%	40.4%
Following is a reconciliation of GAAP to non-GAAP financial measures for second quarter and full year 2020 guidance:

(in millions, except per share amounts)	Q2 2020 Guidance	Full Year 2020 Guidance

Net income	$32 - $42	$102 - $127
Income tax expense	13 - 17	39 - 49
Interest expense	2	9
Depreciation and amortization	8	33
EBITDA	55 - 69	183 - 218
Stock-based compensation	10	32
Adjusted EBITDA	$65 - $79	$215 - $250

Diluted net income per share of common stock	$0.83 - $1.10	$2.60 - $3.27
Non-GAAP adjustments:
Stock-based compensation	0.26	0.82
Total non-GAAP adjustments	0.26	0.82
Tax effect	(0.07)	(0.23)
Adjusted EPS	$1.02 - $1.29	$3.19 - $3.86

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